CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated August 28, 2023, relating to the financial statements of Fundamentals First ETF, a series of Mason Capital Fund Trust, as of August 7, 2023, and to the references to our firm under the headings “Fund Service Providers” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 15, 2023